Exhibit 21



                       LIST OF SUBSIDIARIES OF CULP, INC.

                Name of Subsidiary                        Jurisdiction of Incorporation
-------------------------------------------------------   -----------------------------

Culp Fabrics (Shanghai) Co., Ltd.                          People's Republic of China
Culp Fabrics (Shanghai) International Trading Co., Ltd.    People's Republic of China
Culp International Holdings Ltd.                           Cayman Islands
Rayonese Textile Inc.                                      Canada